Exhibit 99.1

KORE Reports First Quarter 2022 Results

ATLANTA – May 16, 2022 – KORE Group Holdings, Inc. (NYSE: KORE, KORE WS) (“KORE” or the “Company”), a global leader in Internet of Things (IoT) solutions and worldwide IoT Connectivity-as-a-Service (“CaaS”), today reported financial and operational results for the quarter ended March 31, 2022.

“KORE built off a record-setting 2021 with a strong start to 2022. We delivered 25% year-over-year revenue growth, grew our IoT Solutions business by 70%, and continued to grow our total connected devices. We accomplished all of this despite a volatile backdrop of network sunsets and supply chain constraints,” said Romil Bahl, President and CEO of KORE. “Based on this strong quarter, we are reiterating our guidance for the year, which will result in KORE beating our go-public two-year revenue forecast by at least $50 million.”

KORE: Company Highlights

•	First-quarter revenue of $68.9 million increased 25% year-over-year, driven by 70% growth in IoT Solutions and 8% growth in IoT Connectivity.

•

DBNER*** increased to 122% for the first quarter of 2022, compared to 108% in the first quarter of 2021. This DBNER has been helped by the LTE Transition project with our largest customer, which is substantially complete at the end of first quarter 2022.

•	The Company is reiterating its fiscal 2022 revenue guidance of $260 million to $265 million and Adjusted EBITDA, a non-GAAP metric*, guidance of $63 million to $64 million.

•

KORE is the only independent IoT Connectivity provider to be named a leader in Managed IoT Connectivity by Gartner in the 2022 Magic Quadrant report for the third consecutive year. The Company was also listed as a leader by IDC MarketScape, highlighting the breadth and scale of KORE’s solutions.

•

The Company doubled down on Connected Health with the acquisition of Business Mobility Partners and Simon IoT. The acquisition of these strategically aligned companies expands KORE’s capabilities in the rapidly growing Life Sciences space.

Financial Performance for First Quarter 2022, Compared to the Same Period of 2021:

•	Total revenue increased 25% to $68.9 million, compared to $55.3 million.

•	IoT Connectivity revenue increased 8% to $44.1 million, compared to $40.7 million.

•

IoT Solutions revenue increased 70% to $24.8 million, compared to $14.6 million. Our performance in the quarter benefited from the last full quarter of the LTE transition project with our largest customer.

•	Connected Health revenue increased 24% to $24.3 million, compared to $19.7 million.

•	Net loss increased to $10.9 million, or $0.15 per share, compared to $1.1 million, or $0.27 per share.

•

Adjusted EBITDA, a non-GAAP metric*, decreased 5% to $15.6 million, compared to $16.4 million. The decrease is mainly attributable to approximately $2.0 million in additional operating costs related to being a publicly traded company. Adjusting Q1 2021 for these additional expenses, Q1 2022 Adjusted EBITDA would have increased 8% year over year.

The table below summarizes our revenue and certain key metrics:

(amounts in thousands USD, except for Total Connections***)

	Three Months Ended March 31
Revenue	2022		2021
IoT Connectivity	$44,098	64%	$40,720	74%
IoT Solutions	24,843	36%	14,577	26%

Total Revenue	$68,941	100%	$55,297	100%

Period End Total Connections	15.3 million		12.9 million
Average Total Connections for the Period	15.1 million		12.7 million

First Quarter 2022 Key Metrics and Business Successes

•	KORE grew subscriptions to approximately 15.3 million Total Connections***, a year-over-year increase of 19%, despite supply chain headwinds and network technology transitions.

•	DBNER*** was 122% for the first quarter of 2022, compared to 108% in the first quarter 2021.

•

KORE was named a Leader by IDC MarketScape and is the only independent IoT Connectivity provider listed as a leader in Managed IoT Connectivity by Gartner in its Magic Quadrant report for three consecutive years.

•

KORE collaborated with Kigen and Energy Web to provide an integrated, eSIM-based, trusted identity system for smart grid applications, demonstrating the Company’s commitment to security by designing and securing IoT solutions from the ground up.

•

The Company doubled down on Connected Health with the acquisition of Business Mobility Partners and Simon IoT. This strategically aligned Company expands KORE’s services in the rapidly growing Life Sciences space.

2022 Financial Outlook

For the twelve months ending December 31, 2022, the Company continues to expect:

•	Revenue of $260 million to $265 million.

•	Adjusted EBITDA, a non-GAAP metric*, of $63 million to $64 million, representing a margin of approximately 24%.

“Overcoming over two years of a global pandemic, technology sunsets, and supply chain shortages, KORE continues to prove it is a resilient company with a strong business model and a healthy base of recurring revenue,” Bahl continued. “As 5G gradually matures, providing additional tailwinds for our business, I am confident that KORE is the best-positioned pure-play IoT services provider. KORE will enable our customers’ digital transformation journeys, and drive growth and value for all our stakeholders through what I refer to as the ‘Decade of IoT’ ahead.”

*	See “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to EBITDA to Adjusted EBITDA” below for more information

***	See Key Metrics for definitions

Conference Call Details

KORE management will hold a conference call today (May 16, 2022) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results, business highlights and outlook.

President and CEO Romil Bahl and CFO Paul Holtz will host the call, followed by a question-and-answer session.

Webcast: Link

U.S. dial-in: (877) 407-3039

International dial-in: (215) 268-9922

Conference ID: 13729122

The conference call and a supplemental slide presentation to accompany management’s prepared remarks will be available via the webcast link and for download via the investor relations section of the Company’s website at ir.korewireless.com.

For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization, or you can register here. If you have any difficulty with the conference call, please contact Gateway at (949) 574-3860.

About KORE

KORE is a pioneer, leader, and trusted advisor delivering mission critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit www.korewireless.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA and Adjusted EBITDA

“EBITDA” is defined as net income (loss) before interest expense or interest income, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for unusual and other significant items that management views as distorting the operating results from period to period. Such adjustments may include stock-based compensation, integration and acquisition-related charges, tangible and intangible asset impairment charges, certain contingent liability reversals, transformation, and foreign currency transaction gains and losses. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

We have not provided the forward-looking GAAP equivalents for the forward-looking non-GAAP financial measure Adjusted EBITDA or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items including but not limited to stock-based compensation expense, foreign currency loss or gain and acquisition and integration-related expenses. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Key Metrics

KORE reviews a number of metrics to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. The calculation of the key metrics and other measures discussed below may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

Number of Customer Connections

Total Customer Connections or “Total Connections” constitutes the total of all KORE Connectivity services connections, including both CaaS and CEaaS connections, but excluding certain connections where mobile carriers license KORE’s subscription management platform from KORE. Total Connections include the contribution of eSIMs and is the principal measure used by management to assess the performance of the business on a periodic basis.

DBNER

DBNER (Dollar Based Net Expansion Rate) tracks the combined effect of cross-sales of IoT Solutions to KORE’s existing customers, its customer retention and the growth of its existing business. KORE calculates DBNER by dividing the revenue for a given period (“given period”) from existing go-forward customers by the revenue from the same customers for the same period measured one year prior (“base period”). The revenue included in the current period excludes revenue from (i) customers that are non go-forward customers, meaning customers that have either communicated to KORE before the last day of the current period their intention not to provide future business to KORE or customers that KORE has determined are transitioning away from KORE based on a sustained multi-year time period of declines in revenue and (ii) new customers that started generating revenue after the end of the base period. For example, to calculate our DBNER for the trailing 12 months ended March 31, 2022, we divide (i) revenue, for the trailing 12 months ended March 31, 2022, from go-forward customers that started generating revenue on or before March 31, 2022, by (ii) revenue, for the trailing 12 months ended March 31, 2021, from the same cohort of customers. For the purposes of calculating DBNER, if KORE acquires a company during the given period or the base period, then the revenue of a customer before the acquisition but during either the given period or the base period is included in the calculation. Further, it is often difficult to ascertain which customers should be deemed not to be go-forward customers for purposes of calculating DBNER. Customers are not required to give notice of their intention to transition off of the KORE platform, and a customer’s exit from the KORE platform can take months or longer, and total connections of any particular customer can at any time increase or decrease for any number of reasons, including pricing, customer satisfaction or product fit – accordingly, a decrease in total connections may not indicate that a customer is intending to exit the KORE platform, particularly if that decrease is not sustained over a period of several quarters. DBNER would be lower if it were calculated using revenue from non go-forward customers.

As of March 31, 2022, and March 31, 2021, DBNER excludes connections from non go-forward customers, the vast majority of which are connections from Non-Core Customers. KORE defines “Non-Core Customers” to be customers that management has judged to be lost as a result of the integration of Raco Wireless, Wyless and other acquisitions completed during in the 2014-2017 period, but which continue to have some connections (and account for some revenue) each year with KORE. Non-Core Customers are a subset of non go-forward customers.

DBNER is used by management as a measure of growth at KORE’s existing customers (i.e., “same store” growth). It is not intended to capture the effect of either new customer wins or the declines from non go-forward customers on KORE’s total revenue growth. This is because DBNER excludes new customers which started generating revenue after the base period, and also excludes any customers which are non go-forward customers on the last day of the current period. Revenue increases from new customer wins, and a decline in revenue from non go-forward customers are also important factors in assessing KORE’s revenue growth, but these factors are independent of DBNER.

Cautionary Note on Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics, future capital availability, projections regarding recent customer engagements, projections of market opportunity and conditions and related expectations. These statements are based on various assumptions and on the current expectations of KORE’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of KORE. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; risks related to the rollout of KORE’s business and the timing of expected business milestones; risks relating to the integration of KORE’s acquired companies, including Business Mobility Partners Inc and Simon IoT LLC, changes in the assumptions underlying KORE’s expectations regarding its future business; the effects of competition on KORE’s future business; and the outcome of judicial proceedings to which KORE is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE’s expectations, plans or forecasts of future events and views as of the date of this press release. KORE anticipate that subsequent events and developments will cause these assessments to change. However, while KORE may elect to update these forward-looking statements at some point in the future, KORE specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing KORE’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

KORE Group Holdings, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands USD, except share and per share amounts)

For the three months ended	March 31,
	2022	2021
Revenue
Services	$47,506	$45,062
Products	21,435	10,235

Total revenue	68,941	55,297
Cost of revenue
Cost of services	17,529	16,211
Cost of products	17,443	8,161

Total cost of revenue (exclusive of depreciation and amortization shown separately below)	34,972	24,372

Gross profit	33,969	30,925

Operating expenses
Selling, general and administrative	27,628	17,521
Depreciation and amortization	13,196	13,114

Total operating expenses	40,824	30,635

Operating Income (loss)	(6,855)	290
Interest expense, including amortization of deferred financing costs, net	6,624	5,059
Change in fair value of warrant liability	(27)	(2,424)

Loss before income taxes	(13,452)	(2,345)
Income tax expense (benefit)
Current	1,306	102
Deferred	(3,851)	(1,366)

Total income tax benefit	(2,545)	(1,264)

Net loss attributable to the Company	$(10,907)	$(1,081)

Loss per share:
Basic	$(0.15)	$(0.27)
Diluted	$(0.15)	$(0.27)
Weighted average number of shares outstanding:
Basic	74,040,261	31,647,131
Diluted	74,040,261	31,647,131

KORE Group Holdings, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands USD, except share and per share amounts)

	March 31 2022	December 31 2021
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$31,914	$85,976
Accounts receivable, net of allowances for credits and doubtful accounts of $2,417 and $1,800, at March 31, 2022 and December 31, 2021, respectively	57,073	51,304
Inventories, net	12,069	15,470
Income taxes receivable	1,239	954
Prepaid expenses and other receivables	7,661	7,448

Total current assets	109,956	161,152
Non-current assets
Restricted cash	370	367
Property and equipment, net	12,167	12,240
Intangibles assets, net	222,759	203,474
Goodwill	426,700	381,962
Operating lease right-of-use assets	9,050	—
Other long-term assets	401	407

Total assets	$781,403	$759,602
Liabilities, temporary equity and stockholders’ equity
Current liabilities
Accounts payable	$19,901	$16,004
Accrued liabilities	11,424	21,502
Current portion of operating lease liabilities	2,027	—
Income taxes payable	959	467
Deferred revenue	7,020	6,889
Current portion of long-term debt and other borrowings, net	3,206	3,326

Total current liabilities	44,537	48,188
Non-current liabilities
Deferred tax liabilities	36,443	36,722
Warrant liability	259	286
Non-current portion of operating lease liabilities	7,430	—
Long-term debt and other borrowings, net	414,026	399,115
Other long-term liabilities	3,624	3,148

Total liabilities	$506,319	$487,459

Stockholders’ equity
Common stock, voting; par value $0.0001 per share; 315,000,000 shares authorized, 76,239,989 and 72,027,743 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	$8	$7
Additional paid-in capital	427,378	413,646
Accumulated other comprehensive loss	(3,515)	(3,331)
Accumulated deficit	(148,787)	(138,179)

Total stockholders’ equity	275,084	272,143

Total liabilities, temporary equity and stockholders’ equity	$781,403	$759,602

KORE Group Holdings, Inc. and Subsidiaries

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands USD, except share and per share amounts)

	For the three months ended
	March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(10,907)	$(1,081)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	13,196	13,114
Amortization of deferred financing costs	587	524
Non-cash reduction to the right of use asset	587	—
Deferred income taxes	(3,851)	(1,366)
Non-cash foreign currency loss	(3)	(70)
Share-based compensation	2,050	315
Provision for doubtful accounts	55	(18)
Change in fair value of warrant liability	(27)	(2,424)
Change in operating assets and liabilities, net of operating assets and liabilities acquired:
Accounts receivable	(2,580)	(1,855)
Inventories	4,714	(878)
Prepaid expenses and other receivables	806	(5,375)
Accounts payable and accrued liabilities	(8,428)	(13,311)
Deferred revenue	132	(81)
Income taxes payable	199	186
Operating lease liabilities	(510)	—

Net cash used in operating activities	$(3,980)	$(12,320)

Cash flows used in investing activities
Additions to intangible assets	(2,790)	(2,302)
Additions to property and equipment	(635)	(789)
Payments for acquisitions, net of cash acquired	(45,078)	—

Net cash used in investing activities	$(48,503)	$(3,091)

Cash flows from financing activities
Proceeds from revolving credit facility	—	20,000
Repayment of term loan	(788)	(797)
Repayment of other borrowings - notes payable	(118)	—
Equity financing fees	(126)	(445)
Payment of deferred financing costs	(452)	(79)
Payment of financing lease obligations	(66)	—
Payment of capital lease obligations	—	(388)

Net cash provided by/(used in) financing activities	$(1,550)	$18,291

Effect of Exchange Rate Change on Cash and Cash Equivalents	(26)	(67)
Change in Cash and Cash Equivalents and Restricted Cash	(54,059)	2,813
Cash and Cash Equivalents and Restricted Cash, beginning of period	86,343	10,693

Cash and Cash Equivalents and Restricted Cash, end of period	$32,284	$13,506

KORE Group Holdings, Inc. and Subsidiaries

RECONCILIATION OF NET LOSS TO EBITDA TO ADJUSTED EBITDA

(In thousands USD, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Net loss	$(10,907)	$(1,081)
Income tax benefit	(2,545)	(1,264)
Interest expense	6,624	5,059
Depreciation and amortization	13,196	13,114

EBITDA	6,368	15,828

Change in Fair value of warrant liabilities (non-cash)	(27)	(2,424)
Transformation expenses	1,565	1,803
Acquisition and integration-related restructuring costs	5,293	851
Stock-based compensation (non-cash)	2,050	315
Foreign currency loss (non-cash)	(3)	(70)
Other	395	115

Adjusted EBITDA	$15,641	$16,418

Contacts

KORE

Media and Investors:

Vik Vijayvergiya

Vice President, Investor Relations

investors@korewireless.com

+1-770-280-0324

or

Investors:

Matt Glover, Alex Thompson

Gateway Group, Inc.

KORE@gatewayir.com

+1-949-574-3860